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                                                                     Exhibit 5.1

                          [PEPPER HAMILTON LETTERHEAD]

                                    October 9, 2003

Integrated Circuit Systems, Inc.
2435 Boulevard of the Generals
Norristown, PA 19403

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of a primary offering (the "Offering") of the following securities of the Company, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $300,000,000: (a) shares of common stock, $0.01 par value per share (the "Common Stock"); (b) shares of preferred stock, $0.01 par value per share (the "Preferred Stock"); (c) debt securities (the "Debt Securities"); and (d) warrants to acquire equity securities or debt securities of the Company (the "Warrants" and, together with the Common Stock, Preferred Stock and Debt Securities, the "Securities"). The Debt Securities may be issued pursuant to the Indenture (the "Indenture") between the Company and a trustee to be named in such Indenture, which has been filed as an exhibit to the Registration Statement on Form S-3 filed by the Company under the Act with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement; (b) the Indenture, (c) the form of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated By-Laws (the "By-Laws"), each as currently in effect; (d) certain resolutions of the Board of Directors of the Company (the "Board") relating to, among other things, the transactions giving rise to the issuance of the Securities; and (e) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In rendering the opinions set forth below, we have assumed that (a) all information contained in all documents reviewed by us is true and correct;
(b) all signatures on all documents examined by us are genuine; (c) all documents submitted to us as originals are

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Integrated Circuit Systems, Inc.
October 9, 2003
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authentic and all documents submitted to us as copies conform to the originals of those documents; (d) each natural person signing any document reviewed by us had the legal capacity to do so; (e) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (f) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (g) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (h) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (i) the Indenture, together with any supplemental indenture or other instruments establishing a series of Debt Securities to be issued under the Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; and (j) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

          We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

          1. With respect to the shares of Common Stock to be issued pursuant to the Registration Statement, when (a) the Registration Statement has become effective under the Securities Act, (b) the Company's Board of Directors (the "Board") has taken all necessary corporate action to approve the issuance of such shares of Common Stock, (c) the terms of the offer, issuance and sale of the Common Stock have been duly established in conformity with the Articles of Incorporation and By-laws, comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, (d) certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and (e) such shares of Common Stock have been offered, issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement, upon payment of the consideration provided for therein, the shares of Common Stock will be validly issued, fully paid and nonassessable.

          2. With respect to the shares of any series of Preferred Stock to be issued pursuant to the Registration Statement, when (a) the Registration Statement has become effective under the Securities Act, (b) the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, (c) the appropriate statement or statements with respect to shares relating to a class or series of the Preferred Stock to be offered, issued and sold

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Integrated Circuit Systems, Inc.
October 9, 2003
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under the Registration Statement have been duly authorized and adopted and filed with the Secretary of the Commonwealth of Pennsylvania, (d) the terms of the offer, issuance and sale of such shares of such class or series of Preferred Stock have been duly established in conformity with the Articles of Incorporation and By-laws, comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, (e) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and (f) such shares of Preferred Stock have been offered, issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement, upon payment of the consideration provided for therein, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

          3. With respect to the Debt Securities to be issued pursuant to the Registration Statement, when (a) the Registration Statement has become effective under the Securities Act, (b) the Board has taken all necessary corporate action to approve the issuance of such Debt Securities and terms of the offering thereof, (c) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the Indenture and any applicable supplemental indenture, comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (d) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture and offered, issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement, upon receipt of the requisite consideration for such Debt Securities, such Debt Securities will constitute valid and legally binding obligations of the Company.

          4. With respect to the Warrants to be issued pursuant to the Registration Statement, when (a) the Registration Statement has become effective under the Securities Act, (b) the Board has taken all necessary corporate action to approve the creation, issuance and terms of the Warrants, (c) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, (d) the terms of the Warrants and of their issue and sale have been duly established in conformity with the warrant agreement or agreements relating to the Warrants, comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, (e) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board and (f) such

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Integrated Circuit Systems, Inc.
October 9, 2003
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Warrants have been offered, issued and sold as contemplated in the Registration
Statement and any applicable prospectus supplement, upon payment of the consideration provided for therein, the Warrants will be duly issued.

          The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

          We express no opinions concerning (a) the validity or enforceability of any provisions contained in Indenture or any other agreement setting forth the terms, or otherwise relating to the issuance and sale, of the Securities that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

          We express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the Business Corporation Law of the Commonwealth of Pennsylvania.

          We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indenture and each other agreement entered into in connection with the issuance and sale of the Securities will be duly authorized, executed, and delivered by the respective parties thereto, other than the Company, assumptions which we have not independently verified.

          Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

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Integrated Circuit Systems, Inc.
October 9, 2003
Page 5

          This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                           Very truly yours,

                                           /S/ PEPPER HAMILTON LLP

                                           PEPPER HAMILTON LLP